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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 18, 2006



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.05  Costs Associated with Exit or Disposal Activities

On September 18, 2006, Eastman Kodak Company committed to shut down a portion of the Synthetic Chemicals Rochester, New York operation that produces chemicals used in the manufacture of photographic products.

In conjunction with this action, the Company will incur restructuring related charges totaling approximately $27 million. This includes employee termination benefits of approximately $7 million, building and plant equipment accelerated depreciation and inventory write-offs of approximately $13 million, and other exit costs of approximately $7 million. The severance and other exit costs require the outlay of cash, while the accelerated depreciation and inventory write-offs represent non-cash charges. The estimated restructuring related charges exclude any pension plan settlement or curtailment gains or losses that may be incurred, as these amounts are not currently determinable. These actions are expected to be complete by December 31, 2007.

This action is a part of the Company's restructuring program that was originally announced on January 22, 2004 and subsequently expanded on July 20, 2005. The Company expects that it will continue to consolidate its worldwide operations in order to eliminate excess capacity.




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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          EASTMAN KODAK COMPANY



                                          By: /s/ Laurence L. Hickey
                                          ---------------------------
                                          Laurence L. Hickey
                                          Secretary


Date:  September 20, 2006